UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): November 7, 2025

Ranger Energy Services, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-38183	81-5449572
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10350 Richmond, Suite 550 Houston, Texas 77042 (Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (713) 935-8900

Check the appropriate box below if the Form 8K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.01 par value	RNGR	New York Stock Exchange NYSE Texas, Inc.
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the ExchangexActx☐

Item 1.01    Entry into Material Definitive Agreements
On November 7, 2025, Ranger Energy Services, Inc., (the “Company”) entered into a Membership Interest Purchase Agreement (the “Purchase Agreement”) with American Well Holdings, LLC (“AW Holdings”), to acquire 100% of the ownership interests of American Well Intermediate Holdings, LLC, a Texas limited liability company (“AW Intermediate”) and the sole owner of 100% of the ownership interests of American Well Services, LLC,, a Texas limited liability company (collectively with AWS Intermediate, “AWS” and the acquisition, the “AWS Acquisition”), which operates a fleet of high specification rigs and complimentary supporting equipment primarily within the Permian Basin. Also on November 7, 2025, the Company completed the AWS Acquisition.
The estimated purchase price was approximately $90.5 million, subject to certain adjustments set forth in the Purchase Agreement, and includes $60.5 million in cash and 1,998,401 shares of Class A Common Stock. Pursuant to the Purchase Agreement. American Well Holdings, LLC will also be eligible to receive a $5 million contingent earnout payment based on the performance of the AWS Acquisition during the twelve months following the Acquisition Date. The cash portion was funded through borrowings under the Company’s Wells Fargo Revolving Credit Facility and available cash on hand.
The results of operations for the acquisition will be included in the Company’s Condensed Consolidated Financial Statements from the Acquisition Date. The AWS Acquisition is expected to be accounted for as a business combination under the acquisition method in accordance with ASC 805. The initial accounting for the AWS Acquisition has not yet been completed
The foregoing description of the Purchase Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Purchase Agreement, a copy of which is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.
The representations and warranties set forth in the Purchase Agreement were made solely for the benefit of the parties to the Purchase Agreement, and (i) should not be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate, (ii) may have been qualified in the Purchase Agreement by disclosures that were made to the other parties in accordance with the Purchase Agreement, (iii) may apply contractual standards of “materiality” that are different from “materiality” under applicable securities laws and (iv) were made only as of the dates specified in the Purchase Agreement.
Item 2.01    Completion of Acquisition or Disposition of Assets
The information set forth under Item 1.01 is incorporated herein by reference in its entirety.
Item 3.02    Unregistered Sales of Equity Securities
In connection with the AWS Acquisition as set forth under Item 1.01 of this Current Report on Form 8-K, the Company issued 1,998,401 shares of its Class A common stock, par value $0.01 per share, to AWS Holdings, as partial consideration for the AWS Acquisition.
The issuance of these shares was made in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D promulgated thereunder, as the transaction did not involve a public offering.
Item 7.01    Regulation FD
On November 10, 2025, the Company issued a press release announcing the AWS Acquisition. A copy of the press release containing the announcement is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01    Financial Statements and Exhibits
(a) Financial Statements of Business Acquired.
The financial statements required by this Item 9.01 will be filed by amendment to this Current Report on Form 8-K within 71 calendar days after the date on which this Current Report on the Form 8-K is required to be filed.
(b) Pro Forma Financial Information.
The financial information required by this Item 9.01 will be filed by amendment to this Current Report on Form 8-K within 71 calendar days after the date on which this Current Report on the Form 8-K is required to be filed.

(c) Exhibits.

Exhibit No.	Description
2.1*	Membership Interest Purchase Agreement, dated November 7, 2025
99.1	Press Release dated November 10, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*    Annexes, schedules and certain exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company hereby undertakes to furnish supplemental copies of any of the omitted annexes, schedules and exhibits upon request by the SEC.

THE INFORMATION FURNISHED UNDER ITEM 7.01 OF THIS CURRENT REPORT, INCLUDING EXHIBIT 99.1 ATTACHED HERETO, SHALL NOT BE DEEMED “FILED” FOR THE PURPOSES OF SECTION 18 OF THE SECURITIES AND EXCHANGE ACT OF 1934, NOR SHALL IT BE DEEMED INCORPORATED BY REFERENCE INTO ANY REGISTRATION STATEMENT OR OTHER FILING PURSUANT TO THE SECURITIES ACT OF 1933, EXCEPT ASxOTHERWISExEXPRESSLYxSTATEDxINxSUCHxFILING.

SIGNATURES
    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ranger Energy Services, Inc.

/s/ Melissa Cougle	November 10, 2025
Melissa Cougle	Date
Executive Vice President and Chief Financial Officer
(Principal Financial Officer)